CONSENT OF COUNSEL

I hereby consent to the use of my name as legal counsel in the Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended September 30, 1998 filed by Acadia National Health Systems, Inc. on Form 10-KSB.


LAW OFFICES OF MARK T. THATCHER

/S/ Mark T. Thatcher
By:_____________________________
MARK T. THATCHER, ESQ.

Newport, RI
December 30, 1998